Exhibit 99.2

Manpower Inc.

Restated Net Earnings Per Share - Diluted

(Unaudited)

	Quarter Ended		Year-To-Date
	As Reported	Restated	As Reported	Restated
2001
March	$0.35	$0.35	$0.35	$0.35
June	0.45	0.45	0.80	0.80
September	0.48	0.47	1.28	1.27
December	0.34	0.33	1.62	1.59
2002
March	0.09	0.09	0.09	0.09
June	0.33	0.33	0.42	0.42
September	0.52	0.50	0.94	0.93
December	0.52	0.50	1.46	1.42
2003
March	0.19	0.19	0.19	0.19
June	0.37	0.36	0.56	0.56
September	0.56	0.53	1.12	1.09
December	0.63	0.61	1.74	1.69
2004
March	0.45	0.43	0.45	0.43
June	0.56	0.56	1.01	0.99
September	0.89	0.87	1.91	1.86
December	0.73	0.73	2.59	2.59

During September 2004, the Emerging Issues Task Force (“EITF”) issued Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”), which requires the effect of contingently convertible debt securities with a market price trigger to be included in the calculation of diluted earnings per share, using the “if-converted” method, regardless of whether the market price trigger has been met. EITF 04-8 also requires restatement of previously reported earnings. Our convertible debentures, issued in August 2001, have such a feature, and therefore we have restated Net Earnings Per Share - Diluted for all periods since the issuance.